      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              DATAWORKS CORPORATION
             (Exact name of Registrant as specified in its charter)

                              --------------------

           California                                    33-0209937
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number)

                    5910 Pacific Center Boulevard, Suite 300
                           San Diego, California 92121
                                 (619) 546-9600
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                Stuart W. Clifton
                 Chairman, President and Chief Executive Officer
                              DATAWORKS CORPORATION
                    5910 Pacific Center Boulevard, Suite 300
                           San Diego, California 92121
                                 (619) 546-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

                                   Copies to:
                             Frederick T. Muto, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                              --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [x]

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER
EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.     [ ]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE
434, PLEASE CHECK THE FOLLOWING BOX.    [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF             AMOUNT TO        OFFERING PRICE        AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED        BE REGISTERED      PER SHARE (1)      OFFERING PRICE (1)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

  Common Stock, no par value             250,000             $19.50            $4,875,000         $1,477.27
===================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on February 4, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1997

                                   PROSPECTUS

                                 250,000 SHARES

                              DATAWORKS CORPORATION

                                  COMMON STOCK

                              --------------------

         This Prospectus relates to 250,000 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of DataWorks Corporation ("DataWorks" or the "Company"). The Shares may be offered by a certain shareholder of the Company (the "Selling Shareholder") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholder" and "Plan of Distribution."

         None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

         The Common Stock of the Company is traded on the Nasdaq National Market under the Symbol "DWRX." On February 7, 1997, the last sale price for the Common Stock as reported by the Nasdaq National Market was $18.88 per share.

                              --------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                              --------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February __, 1997

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding the Company. The address for such site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996, the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders filed pursuant to Rule 14a-6 of the Exchange Act, the Company's Prospectus/Joint Proxy Statement dated September 13, 1996, the Company's Registration Statement on Form S-4 (No. 333-11741) filed on September 11, 1996, the Company's Form 8-K filed by the Company on October 8, 1996, the description of the common stock contained in the Company's

Registration Statement on Form 8-A filed on September 20, 1995, and the Company's Registration Statement on Form S-3 (No. 333-15825) filed on November 8, 1996, each as filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus except as superseded or modified herein. All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to the Chief Financial Officer at the Company's principal executive offices at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, (619) 546-9600


                                       5.

                                   THE COMPANY

         Except for the historical information contained or incorporated by reference herein, this Prospectus (and the information incorporated herein by reference) contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the following section, as well as those discussed elsewhere in this Prospectus and any other documents incorporated herein by reference.

         DataWorks Corporation ("DataWorks" or the "Company") develops, markets, implements and supports open systems, client/server-based Enterprise Resource Planning ("ERP") software for mid-range discrete manufacturing companies with annual revenues between $3 million and $1 billion. The Company's products and services facilitate enterprise-wide management of resources and information and allow mid-range manufacturers to reduce order fulfillment cycle times, improve operating efficiencies and measure critical company performance against defined plan objectives. DataWorks' products enable its customers to manage make-to-stock and make-to-order production methods, as well as multiple hybrid or "mixed mode" production methods, within a single manufacturing site or across multiple sites. The Company's products also help customers adapt to growth, changing levels of operations, and business process re-engineering, which is becoming commonplace among manufacturing concerns.

         The business needs and resource requirements of mid-range manufacturers tend to be considerably different than those of larger companies. Companies in this market typically have small information systems departments, budget constraints and limited experience with the advanced technologies inherent in ERP systems. DataWorks segments the mid-range manufacturing market into three distinct sectors: the lower tier segment (companies with annual revenues of $3 million to $25 million), the mid-tier segment ($25 million to $200 million) and the upper tier segment ($200 million to $1 billion). The Company's family of ERP solutions is designed to provide a product migration path to address the changing needs of growing companies in the mid-range manufacturing market. The Company's principal products have been DataFlo and ManFact II, open systems client/server-based products that are targeted at mid-tier manufacturers and which accounted for 73.4% of the Company's revenues in the first nine months of 1996. The Company has broadened its product line to serve the lower tier segment of the mid-range market with Vista and Vantage. Vista and Vantage are easy-to-use, Windows-based products that the Company acquired through its recent acquisition of DCD Corporation ("DCD"). The Company also has under development its Enterprise Client Server ("ECS") system, an object oriented, multi-tier client/server-based product that is designed for the upper tier segment of the mid-range market. The Company intends to commence customer shipments of ECS in late 1997.


                                       6.

         The Company has designed its product family to be affordable and to incorporate a broad range of applications, depth of functionality, ease of use and an ability to be rapidly deployed. The Company's products are comprised of modules that provide and integrate feature-rich applications and that can be configured to comprehensively support a customer's business. DataWorks provides turnkey solutions by integrating its application software products with third party hardware, operating systems, and database and other software products. The Company offers a suite of development tools and a full complement of services to help its customers maximize the benefits of the Company's software products and efficiently implement the Company's ERP solutions. These services include initial system implementation, consultation, customer support desk and maintenance activities, technical and programming services, and periodic enhancement releases of software products.

         The Company's objective is to be the leading provider of business information solutions and related products and services to mid-range manufacturers within selected markets. To accomplish this objective, the Company intends to: (i) continue to develop new modules and incorporate new functionality into its products such as Internet integration, business objects, decision support, manufacturing execution systems support and Object EDI (a cross-product universal transaction processing protocol); (ii) continue to focus on achieving high levels of customer satisfaction; (iii) offer its DCD and ECS products to its targeted market segments; and (iv) leverage its sophisticated sales and marketing system to increase DataWorks' presence in the lower tier and international markets.

         The Company principally focuses on six discrete, dynamic industries within its target market: industrial equipment; computer/office equipment; consumer electronics; instrumentation and controls; medical/dental products; and transportation/aerospace products. Companies in these "highly engineered product" industries are typically characterized by complex bills of material, sophisticated manufacturing processes and a greater need for post-sales monitoring and tracking. The Company utilizes a sophisticated, multi-phased sales and marketing approach to enable account representatives to qualify and track prospective clients, monitor sales efforts and provide valuable management information, all of which enhances the Company's new customer success rate. The Company sells its products in the United States primarily through a direct sales force. To date the Company has derived substantially all of its revenues from its domestic sales efforts. The Company also has a wholly owned subsidiary in the United Kingdom, and plans to expand its international sales and service operations. As of September 30, 1996, DataWorks products were licensed to more than 3,000 customers.

         The Company was incorporated in California in 1986. The Company's executive offices are located at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, and its telephone number is (619) 546-9600.

THE DCD ACQUISITION

         In September 1996, the Company acquired DCD in a stock-for-stock transaction accounted for as a pooling-of-interests. Accordingly, the financial results of DCD have been consolidated with the financial results of the Company included in this Prospectus. In connection


                                       7.

with the acquisition, the shareholders of DCD received approximately 1.8 million shares of the Common Stock of the Company, which constituted approximately 22.6% of the outstanding Common Stock immediately after the acquisition.

         DCD designs, develops, markets and supports software for use by lower tier mid-range manufacturers in the make-to-order manufacturing industry. The principal products acquired by DataWorks in the transaction were Vista and Vantage. The Company believes that this acquisition allows it to achieve several important strategic objectives, including both the addition of complementary products to better serve various markets and a significant expansion of the Company's customer and revenue base.


                                       8.

                                  RISK FACTORS

         An investment in the shares being offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to other information contained in this Prospectus and in any other documents incorporated herein by reference in evaluating an investment in the shares of Common Stock offered hereby.

         Fluctuations in Quarterly Operating Results. The Company has experienced significant fluctuations in its revenues and operating results from quarter to quarter and anticipates that it will continue to experience such quarterly fluctuations. The Company's revenues and operating results have generally been higher in the fourth quarter than in any preceding quarter of the year. The Company believes that fourth quarter revenues are positively impacted by year-end capital purchases by some large corporate customers, as well as by the Company's sales compensation plans. Seasonal factors, which the Company believes are common in the computer software industry, are likely to increase as the Company focuses on larger corporate accounts. As a result of these seasonal factors, first quarter revenues in any year are typically lower than revenues in the immediately preceding fourth quarter. In addition, the Company's revenues occur predominantly in the third month of each quarter and tend to be concentrated in the latter half of that third month. Accordingly, the Company's quarterly results of operations are difficult to predict, and delays in product delivery or in closings of sales near the end of a quarter could cause quarterly revenues and, to a greater degree, net income to fall substantially short of anticipated levels. Factors that may contribute to such fluctuations in addition to seasonal factors include: the number of new orders and product shipments; the size and timing of individual orders; the timing of shipment of hardware or database software by third party vendors necessary in order for the Company to recognize revenues; the timing of introduction of products or product enhancements by the Company, the Company's competitors or other providers of hardware, software and components for the Company's market; competition and pricing in the software industry; market acceptance of new products; reduction in demand for existing products and shortening of product life cycles as a result of new product introductions by competitors; product quality problems; customer order deferrals in anticipation of new products; changes in customer budgets; changes in Company strategy; changes in Company operating expenses; personnel changes; fluctuations in foreign currency exchange rates; changes in the mix of products sold; conditions or events in the manufacturing industry; and general economic conditions.

         The Company's sales figures for DataFlo and ManFact II, the Company's principal products, generally reflect a relatively high amount of revenues per order. The loss or delay of individual orders for these products, therefore, could have a more significant impact on the revenues and quarterly results of the Company than on those of companies with higher sales volumes and lower revenues per order. The Company's software products generally are shipped


                                       9.

as orders are received, and revenues are recognized upon delivery of the products, provided no significant vendor obligations exist and collection of the related receivable is deemed probable. As a result, software license revenues in any quarter are substantially dependent on orders booked and shipped in that quarter. The timing of license revenues derived from sales of the Company's DataFlo and ManFact II products is difficult to predict because of the length of the sales cycle for these products, which is typically three to nine months from the initial contact. Because the Company's operating expenses are based on anticipated revenue trends and because a high percentage of the Company's expenses are relatively fixed, a delay in the recognition of revenue from a limited number of license transactions could cause significant variations in operating results from quarter to quarter and could result in losses. To the extent such expenses precede, or are not subsequently followed by, increased revenues, the Company's operating results would be materially adversely affected. In addition, the achievement of anticipated revenues is substantially dependent on the ability of the Company to attract, on a timely basis, and retain skilled personnel, especially sales, service and implementation personnel. See " -- Ability to Recruit Sales, Service and Implementation Personnel" and " -- Dependence on Key Employees." As a result of these factors, revenues for any quarter are subject to significant variation, and the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Fluctuations in operating results may also result in volatility in the price of the Company's Common Stock. See " -- Possible Volatility of Stock Price."

         Integration of DataWorks and DCD Operations. The Company acquired DCD in September 1996. The process of rationalizing management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, presents a significant challenge to the management of DataWorks. There can be no assurance that the integration process will be successful or that the anticipated benefits of the business combination will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the Company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. Integrating the two companies has caused the Company to incur certain additional expenses, and there can be no assurance that there will not continue to be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the earnings of the Company. The Company incurred acquisition and related costs totaling $3.7 million in the third quarter of 1996. There can be no assurance that DataWorks will not incur additional charges in the subsequent quarters to reflect costs associated with the acquisition.

         Competition. The business information systems industry is intensely competitive, rapidly changing and significantly affected by new product offerings and other market activities. A number of companies offer products similar to the Company's products, which are directed at the market for ERP systems. Many of the Company's existing competitors, as well as a number of potential competitors, have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers


                                      10.

than the Company. In addition, potential customers that have a large installed base of legacy systems may resist committing the time and resources necessary to convert to an open systems-based client/server software product. The Company has no proprietary barriers to entry which would limit competitors from developing similar products or selling competing products in the Company's markets. Accordingly, there can be no assurance that such competitors will not offer or develop products that are superior to the Company's products or that achieve greater market acceptance. In addition, suppliers of relational database management systems ("RDBMS") or companies that develop management information software applications for large multinational manufacturers are beginning to market to the upper tier of the mid-range market targeted by the Company or otherwise develop applications that compete effectively in the Company's markets. Furthermore, the Company intends to focus its marketing and product development efforts increasingly toward the upper end of its target market, which could result in increased competition. As a result, competition (including price competition) is likely to increase substantially, which may result in price reductions and loss of market share. In addition, potential customers may increasingly demand that ERP systems incorporate certain popular RDBMS software not currently integrated into certain of DataWorks' product offerings that are offered by its competitors. As the client/server computing market expands, a large number of companies, some with significantly greater resources than the Company, may enter the market or increase their market share by acquiring or entering into alliances with competitors of the Company. There can be no assurance that the Company will be able to compete successfully against its competitors or that the competitive pressures faced by the Company will not adversely affect its financial performance.

         The Company has a large number of competitors that vary in size, primary computer platforms and overall product scope. Within its market, the primary competition comes from independent software vendors in four distinct groups including (i) large multinational system developers in the upper tier of the Company's mid-range market, including Baan Company, Oracle Corporation ("Oracle") and qad, Inc., (ii) companies offering high levels of functionality on the AS/400 platform such as System Software Associates, Inc. and J.D. Edwards Company, (iii) traditional mid-range market sector firms such as ROI Systems and Symix Systems, Inc., and (iv) lower priced PC network-based offerings from companies such as Fourth Shift Corporation, Lilly Software Associates and Macola Software, Inc. There is also a large number of regional manufacturing software suppliers that leverage as competitive advantages their concentrated local support, reputation and, typically, lower price.

         The Company's principal market is highly fragmented and consists of a few large multinational suppliers and a much larger number of small regional competitors. The Company believes that its industry will experience consolidation as business information systems become more complex and as more manufacturers adopt sophisticated business information systems, forcing smaller companies in the industry to specialize or merge with their competitors. In order to compete effectively in the broad markets which the Company presently targets, the Company will need to continue to grow and attain sufficient size to ensure that it can develop new products on a timely basis in response to evolving technology and new customer demands and can sell such products to a variety of manufacturing industries worldwide. No assurance can be given that the Company will be able to grow sufficiently to enable it to compete effectively. The Company


                                      11.

anticipates that a significant source of future competition may be from larger manufacturing software companies that may tailor their products for the mid-range market. Only a few of the larger and better capitalized software systems companies currently compete in the Company's targeted market. There can be no assurance that such companies will not develop products that are superior to the Company's products or that achieve greater market acceptance.

         Ability to Recruit Sales, Service and Implementation Personnel. The ability to achieve anticipated revenues is substantially dependent on the ability of the Company to attract on a timely basis and retain skilled personnel, especially sales, service and implementation personnel. In addition, the Company believes that its future success will depend in large part on its ability to attract and retain highly skilled technical, managerial, marketing and professional services personnel to ensure the quality of products and services provided to its customers. Competition for such personnel, in particular for product development, sales and implementation personnel, is intense, and the Company competes in the market for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than the Company. There can be no assurance that the Company will be successful in attracting and retaining skilled personnel. The Company's inability to attract and retain qualified employees could have a material adverse effect on the Company's business and operations. See " -- Dependence on Key Employees" and " -- Rapid Technological Change and New Products."

         Introduction of ECS System. The Company currently anticipates commencing customer shipments of its ECS system in late 1997. However, there can be no assurance that the Company will commence such shipments in 1997, or at all. Furthermore, the Company has limited experience in selling products to customers in the upper tier of the mid-range manufacturing market and anticipates that selling products to such customers will result in a longer sales cycle and will require a different strategy than that employed by the Company in selling products to customers in the mid-tier market. For example, as part of its upper tier marketing strategy, the Company is exploring potential relationships with third party integrators to facilitate implementation of the ECS system. There can be no assurance that any such relationships will be formed or, if formed, will prove beneficial to the Company. Accordingly, even if customer shipments of the ECS system are timely commenced, there can be no assurance that the Company will be successful in effectively marketing the ECS system or that the ECS system will achieve market acceptance. See " -- Rapid Technological Change and New Products."

         Management of Growth. The Company's business has grown rapidly, both internally and through acquisitions, with total revenues increasing to $42.3 million for the nine months ended September 30, 1996 from $29.2 million in the nine months ended September 30, 1995. There can be no assurance that the Company will be able to manage its recent growth and assimilate its new employees and products successfully. To manage its growth effectively, the Company will be required to expand, train and manage its employee base, enhance its operating and financial systems, and effectively expand its product line. If the Company continues to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that the Company will be able to manage any additional growth effectively. See " -- Integration of DataWorks and DCD Operations."


                                      12.

         Dependence on Key Employees. The Company's continued success depends to a significant extent upon its ability to retain certain key employees, including Stuart W. Clifton, Norman R. Farquhar, Mark S. Howlett and Robert W. Brandel. The loss of certain key employees or the Company's inability to attract and retain other qualified employees could have a material adverse effect on the Company's business and operations. See " -- Ability to Recruit Sales, Service and Implementation Personnel," " -- Rapid Technological Change and New Products."

         Rapid Technological Change and New Products. The market for the Company's software products is characterized by rapid technological advances, evolving industry standards, changes in end-user requirements and frequent new product introductions and enhancements. The introduction of products embodying new technologies, such as the planned introduction of the ECS system, and the emergence of new industry standards, could render the Company's existing products and products currently under development obsolete and unmarketable. Accordingly, the Company's future success will depend upon its ability to enhance its current products and develop and introduce new products that keep pace with technological developments, satisfy varying end-user requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments or end-user requirements, or any significant delays in product development or introduction, could damage the Company's competitive position and have an adverse effect on revenues. There can be no assurance that the Company will be successful in developing and marketing new products, including the ECS system, or product enhancements on a timely basis or that the Company will not experience significant delays in the future, which could have a material adverse effect on the Company's business and operations. In addition, there can be no assurance that new products or product enhancements developed by the Company will achieve market acceptance. The Company may need to increase the size of its product development staff in the near term to meet these challenges. There can be no assurance that the Company will be successful in hiring and training an adequate number of qualified product development personnel to meet its needs. See " -- Introduction of ECS System," " -- Dependence on Key Employees."

         Software programs as complex as those offered by the Company may contain undetected errors or "bugs" when first introduced or as new versions are released that, despite testing by the Company, are discovered only after a product has been installed and used by customers. There can be no assurance that errors will not be found in future releases of the Company's software, or that any such errors will not impair the market acceptance of these products and adversely affect operating results. Problems encountered by customers installing and implementing new releases or with the performance of the Company's products could have a material adverse effect on the Company's business and operations.

         Dependence on Manufacturing Industry. The Company's business depends substantially upon the capital expenditures of mid-range discrete manufacturers, which in part depend upon the demand for such manufacturers' products. A recession or other adverse events affecting the manufacturing industry in the United States or other markets served by the Company could affect such demand, forcing manufacturers in the Company's target markets to curtail or postpone capital expenditures on business information systems. Any such change in the amount or timing


                                      13.

of capital expenditures in its target markets could have a material adverse effect on the Company's business and operations.

         Dependence on Third Party Software and Hardware. Most of the Company's products incorporate and use software products and computer hardware and equipment developed by other entities. The relational database management systems currently used in the Company's products are those which the Company believes are best suited for the particular applications required by the mid-range discrete manufacturers. These RDBMS have been developed by UniData, Inc. ("UniData"), VMark Software, Inc. ("VMark"), Progress Software Corporation and Microsoft Corporation ("Microsoft"). The operating systems on which the Company's products can function (UNIX, SCO-UNIX, UnixWare, VMS and Microsoft NT) have been developed or are owned by Novell Corporation ("Novell"), Digital Equipment Corporation ("DEC") and Microsoft. The computer hardware and related equipment sold as part of the Company's turnkey systems are manufactured by Hewlett-Packard Company ("Hewlett-Packard"), International Business Machines Corporation ("IBM"), DEC and others. There can be no assurance that all of these entities will remain in business, that such entities will continue to support these product lines, that their product lines will remain viable or that these products will otherwise continue to be available to the Company. If any of these entities ceases to do business or abandons or fails to enhance a particular product line, the Company may need to seek other suppliers. This could have a material adverse effect on the Company's business and operations. In addition, there can be no assurance that the Company's current suppliers will not significantly alter their pricing in a manner adverse to the Company.

         Intellectual Property and Proprietary Rights. The Company relies on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other industry standard methods for protecting ownership of its proprietary software. There can be no assurance, however, that, in spite of these precautions, an unauthorized third party will not copy or reverse-engineer certain portions of the Company's products or obtain and use information that the Company regards as proprietary. The Company provides the source code for its application software under licenses to its customers to enable them to customize the software to meet particular requirements. Although the Company's source code license contains confidentiality and nondisclosure provisions, there can be no assurance that such customers will take adequate precautions to protect the Company's source code or other confidential information. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the mechanisms used by the Company to protect its software will be adequate or that the Company's competitors will not independently develop software products that are substantially equivalent or superior to the Company's software products.

         The Company has and may from time to time receive notices from third parties claiming that the Company's products infringe upon third party proprietary rights. The Company expects that, as the number of software products in the industry increases and the functionality of these products further overlaps, software products will increasingly be subject to such claims. Any such claim, with or without merit, could result in costly litigation and require the Company to


                                      14.

enter into royalty or licensing arrangements. Such royalty or license arrangements, if required, may not be available, if at all, on terms acceptable to the Company.

         Product Liability. Because the Company markets and sells its software products on a turnkey basis, which includes rendering professional consulting services, the Company incurs significant risks of professional and other liability. No assurance can be given that the limitations of liability set forth in the Company's license agreements or other contracts would be enforceable or would otherwise protect the Company from liability for damages to a customer resulting from a defect in one of the Company's products or arising as a result of professional services rendered by the Company. Such a claim, if successful and of sufficient magnitude, could have a material adverse effect on the Company's business and operations.

         Possible Volatility of Stock Price. The market price of the Company's Common Stock has fluctuated since its initial public offering in October 1995. The price of the Company's stock may be subject to significant fluctuations in the future in response to variations in quarterly operating results of the Company, announcements of new products by the Company or by its competitors, and general trends in the software industry, as well as fluctuations in the stock market that are unrelated to the operating performance of particular companies. Also, the Company's revenues or operating results in future quarters may be below the expectations of public market securities analysts and investors, which could cause the price of the Company's stock to decline, perhaps substantially. Such stock price and market fluctuations could adversely affect the Company. Further, there can be no assurance that the market price of the Company's Common Stock will not decline below the public offering price set forth on the cover page of this Prospectus.

Effect of Certain Charter Provisions. The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plan to issue any shares of Preferred Stock.


                                      15.

                               SELLING SHAREHOLDER
         The following table sets forth the name of the Selling Shareholder, the number of shares of Common Stock owned beneficially by such Selling Shareholder as of February 7, 1997 and the number of which may be offered pursuant to this Prospectus. This information is based upon information provided by the Selling Shareholder. Because the Selling Shareholder may offer all, some or none of his Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Shareholder after such offering can be provided.

         The Selling Shareholder represented in the agreement under which he acquired the shares that he was acquiring the Shares for investment and with no present intention of distributing the Shares. In recognition of the fact that the Selling Shareholder may wish to be legally permitted to sell the Shares when each deems appropriate, the Company has filed with the Commission a Registration Statement on Form S-3, which this Prospectus forms a part, with respect to, among other things, the resale of the Shares from time at prevailing prices in the over-the-counter market or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144 under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the Selling Shareholder.


                               SHARES BENEFICIALLY OWNED                            SHARES BENEFICIALLY OWNED
                                 PRIOR TO OFFERING (1)       NUMBER OF SHARES         AFTER OFFERING (1)(3)
                               -------------------------           BEING            -------------------------
  SELLING SHAREHOLDER           NUMBER        PERCENT(2)          OFFERED            NUMBER          PERCENT
  -------------------          --------       ----------          -------            ------          -------
Robert W. Brandel(4)           667,185          6.69%             250,000           417,185           4.18%

----------------

  (1) Unless otherwise indicated below, the person named in the table has sole voting and investment power with respect to all shares beneficially owned by him, subject to community property laws where applicable.

  (2) Applicable percentage of ownership is based on 9,966,921 shares of Common Stock outstanding on February 7, 1997, adjusted as required by rules promulgated by the Commission.

  (3) Assumes the sale of all shares offered hereby, should the Selling Stockholder elect to do so.

  (4) Mr. Brandel has served as Vice President, General Manager of DCD and as executive officer of the Company since the Company's acquisition of DCD.


                                      16.

                              PLAN OF DISTRIBUTION

         The Company has been advised that the Selling Shareholder may sell Shares from time to time in transactions on the Nasdaq National Market, in privately-negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commission).

         The Selling Shareholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.



                                  LEGAL MATTERS

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Diego, California ("Cooley Godward").


                                      17.

                                     EXPERTS

         The consolidated financial statements of DataWorks Corporation at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference from the Registration Statement (Form S-3 No. 333-15825), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report which is incorporated herein by reference which, as to each of the three years in the period ended December 31, 1995, is based in part on the report of Price Waterhouse LLP, independent accountants. The financial statements referred to above, have been so incorporated in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                                      18.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

SEC registration fee ...............................              $ 1,477.27
Legal fees and expenses ............................                5,000
Accounting fees and expenses .......................                3,000
Printing and Engraving .............................                1,200
                                                                  ----------
           Total ...................................              $10,677.27
                                                                  ==========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Registrant's Amended and Restated Articles of Incorporation include provisions to eliminate the personal liability of its directors to the fullest extent permitted by Section 204(a)(10) under the General Corporation Law of California (the "California Law"). In addition, the Registrant's Bylaws include provisions that require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by Section 317 of the California Law, including circumstances in which indemnification is otherwise discretionary. The Bylaws also provide the Registrant with the authority to indemnify its other officers, employees and other agents as set forth in the California Law. Pursuant to Section 317 of the California Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of a corporation, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its shareholders, for acts or omissions involving intentional misconduct or knowing and culpable violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, for improper distributions to shareholders and loans to directors and officers, or for acts or omissions by the director as an officer.

         The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

        The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT
------            -----------------------

 3.1              Registrant's Amended and Restated Certificate of Incorporation.(1)
 3.3              Registrant's Amended and Restated Bylaws.(1)
 5.1              Opinion of Cooley Godward LLP.
23.1              Consent of Ernst & Young LLP.
23.2              Consent of Price Waterhouse LLP.
23.3              Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1              Power of Attorney.  Reference is made to page II-5.

------------------

(1) Filed as an exhibit to Registrant's Registration Statement on Form S-1 (No. 33 -72380) or amendments thereto and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Registration Statement on Form S-1 (No. 33 -63906) or amendments thereto and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant undertakes that:

                  (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

                  (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 10th day of February, 1997.

                            DATAWORKS CORPORATION



                            By: /s/ Stuart W. Clifton
                               _________________________________________________
                                Stuart W. Clifton
                                Chief Executive Officer, President and
                                Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart W. Clifton and Norman R. Farquhar, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                                 TITLE                                 DATE

/s/Stuart W. Clifton              President, Chief Executive Officer,         February 10, 1997
_____________________________     Chairman of the Board and Director
Stuart W. Clifton                 (Principal Executive Officer)


/s/Norman R. Farquhar             Executive Vice President, Chief             February 10, 1997
_____________________________     Financial Officer and Director
Norman R. Farquhar                (Principal Financial Officer)



/s/Rick E. Russo                  Vice President, Finance and Secretary       February 10, 1997
_____________________________     (Principal Accounting Officer)
Rick E. Russo


/s/Nathan W. Bell                 Director                                    February 10, 1997
_____________________________
Nathan W. Bell


/s/Finis F. Conner                Director                                    February 10, 1997
_____________________________
Finis F. Conner


/s/Ronald S. Parker               Director                                    February 10, 1997
_____________________________
Ronald S. Parker


/s/Anthony N. Domit               Director                                    February 10, 1997
_____________________________
Anthony N. Domit


/s/Roy Thiele-Sardina             Director                                    February 10, 1997
_____________________________
Roy Thiele-Sardina